                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 22, 2003



                          The Williams Companies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                       1-4174                     73-0569878
---------------                ------------              -------------------
(State or other                (Commission                (I.R.S. Employer
jurisdiction of                File Number)              Identification No.)
incorporation)


  One Williams Center, Tulsa, Oklahoma                         74172
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code: 918/573-2000


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

       On October 22, 2003, The Williams Companies, Inc. ("Williams") announced the consideration to be paid in its previously announced cash tender offers and consent solicitations for approximately $241 million of its outstanding notes, including approximately $27 million of 9.875 percent debentures due 2020, originally issued by Transco Energy Company; $106 million of various tranches of Series B Medium Term Notes due 2003-2022, originally issued by MAPCO, Inc.; and $108 million in three series of debentures, due 2012-2021, issued by Williams under a 1990 indenture. The total consideration for each security is listed in the press release, a copy of which is furnished as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)       None

b)       None

c)       Exhibits

     Exhibit 99.1 Copy of Williams' press release dated October 22, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

         On October 22, 2003, Williams issued a press release publicly reporting the matters discussed herein. A copy of the press release is furnished as
Exhibit 99.1 to this report.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE WILLIAMS COMPANIES, INC.


Date: October 23, 2003                       /s/ Brian K. Shore
                                             -----------------------------------
                                             Name: Brian K. Shore
                                             Title: Secretary


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
------          -----------
99.1            Copy of Williams' press release dated October 22, 2003, publicly reporting the matters discussed herein.